Exhibit 10.3

FORM OF WARRANT

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER APPLICABLE FEDERAL AND STATE SECURITIES LAWS OR PURSUANT TO AN APPLICABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, WHICH OPINION SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY.

No. SPW-	___________, 2010

CAMBRIDGE HOLDINGS, LTD.
Common Stock Purchase Warrant
_________________

THIS CERTIFIES THAT, for value received, __________, or his/her/its registered assigns (the “Purchaser”), is entitled to subscribe for and purchase from Cambridge Holdings, Ltd., a Delaware corporation (the “Company”), at any time prior to the fifth anniversary of the date hereof  (the “Warrant Exercise Term”), the Shares at the Exercise Price (each as defined in Section 1 below); provided, however, in accordance with Section 1 hereof, simultaneously with the closing of the PPO and the Merger (each, as defined below), this Warrant shall be exchanged for a PPO Warrant (as defined below).

This Warrant is one of a series of warrants of like tenor that have been issued in connection with the Company’s private offering solely to accredited investors of units in accordance with, and subject to, the terms and conditions described in the Securities Purchase Agreement, attached to the Letter of Transmittal of the Company dated August __, 2010 (the “Securities Purchase Agreement”).

This Warrant is subject to the following terms and conditions:

1.           Exchange.  This Warrant shall be exchanged for warrants (the “PPO Warrants”) in an amount equal to 40% of the principal amount of the Convertible Note held by the Purchaser and issued to the Purchaser pursuant to the Securities Purchase Agreement.  This Warrant shall be exchanged for a PPO Warrant exercisable for a number of shares of securities based upon a 33.3% discount to the per share offering price of the securities sold in a private placement offering in an anticipated minimum amount of $6 million and a maximum amount of $12 million (the “PPO”), which will be scheduled to close simultaneously with the closing of the proposed merger (the “Merger”) among the Company, Prescient Medical, Inc. (“Prescient”) and a wholly-owned subsidiary of the Company.  For illustrative purposes only, if a purchaser purchases a Convertible Note in the principal amount of $100,000, and the securities offered in the PPO have a purchase price of $6.00 per share of Common Stock, applying the 33.3% discount to the $6.00 per share offering price, such purchaser would be entitled to a PPO Warrant to purchase 10,000 shares of Common Stock at the same exercise price as the PPO Warrants exercise price ($100,000 x 40% = $40,000 divided by $4.00 = 10,000 shares).

2.           Exercise of Warrant.

(a)           Shares.  In the event that there are no PPO Warrants issued in the PPO, the Purchaser shall be entitled to purchase, at any time during the Warrant Exercise Term and subject to the terms set forth herein, a number of shares (collectively, the “Shares”) of the Company’s common stock, par value $0.001 per share (the “Common Stock”) equal to the principal amount of such Purchaser’s Convertible Promissory Note issued pursuant to the Securities Purchase Agreement divided by two dollars and fifty cents ($2.50) at an exercise price per Share equal to One Hundred and Fifty (150%) percent of the per share price of Common Stock sold in the PPO (the “Exercise Price”).  In the event that the PPO as defined herein, is not completed and such Merger is terminated, the Exercise Price shall be based upon 150% of the average five day closing price at the time of the Merger termination, of the Common Stock of Cambridge.

(b)           Exercise.  Subject to Section 2(d) hereof, this Warrant may be exercised by the Purchaser at any time during the Warrant Exercise Term, in whole or in part, by delivering the notice of exercise attached as Exhibit A hereto (the “Notice of Exercise”), duly executed by the Purchaser to the Company at its principal office, or at such other office as the Company may designate, accompanied by payment, in cash or by wire transfer of immediately available funds or by check payable to the order of the Company, of the amount obtained by multiplying the number of Shares designated in the Notice of Exercise by the Exercise Price (the “Purchase Price”).  For purposes hereof, “Exercise Date” shall mean the date on which all deliveries required to be made to the Company upon exercise of this Warrant pursuant to this Section 2(b) shall have been made.

(c)           Issuance of Certificates.  As soon as practicable after the exercise of this Warrant, in whole or in part, in accordance with Section 2(b) hereof, the Company, at its expense, shall cause to be issued in the name of and delivered to the Purchaser (i) a certificate or certificates for the number of fully paid and non-assessable Shares to which the Purchaser shall be entitled upon such exercise and, if applicable, (ii) a new warrant of like tenor to purchase all of the Shares that may be purchased pursuant to the portion, if any, of this Warrant not exercised by the Purchaser.  The Purchaser shall for all purposes hereof be deemed to have become the Purchaser of record of such Shares on the date on which the Notice of Exercise and payment of the Purchase Price in accordance with Section 2(b) hereof were delivered and made, respectively, irrespective of the date of delivery of such certificate or certificates, except that if the date of such delivery, notice and payment is a date when the stock transfer books of the Company are closed, such person shall be deemed to have become the holder of record of such Shares at the close of business on the next succeeding date on which the stock transfer books are open.

(d)           Call.  If on any date commencing thirty (30) days after the closing of the PPO (the “Initial Date”), the bid price of the Common Stock exceeds 200% or more of the per share price of the Common Stock sold in the PPO (subject to adjustment for forward and reverse stock splits, recapitalizations, stock dividends and the like), for each of the immediately preceding ten (10) consecutive trading days (the “Measurement Period”) then the Company may, within two (2) trading days of the end of such Measurement Period, call for cancellation of all or any portion of this Warrant for which a Notice of Exercise has not yet been delivered (such right, a “Call”) for consideration equal to $.01 per Share.  To exercise this right, the Company must deliver to the Purchaser an irrevocable written notice (a “Call Notice”), indicating therein the portion of unexercised portion of this Warrant to which such notice applies.  If the conditions set forth below for such Call are satisfied from the period from the date of the Call Notice through and including the Call Date (as defined below), then any portion of this Warrant subject to such Call Notice for which a Notice of Exercise shall not have been received by the Call Date will be cancelled at 6:30 p.m. (New York City time) on the thirtieth (30th) trading day after the date the Call Notice is received by the Purchaser (such date and time, the “Call Date”).  Any unexercised portion of this Warrant to which the Call Notice does not pertain will be unaffected by such Call Notice.  In furtherance thereof, the Company covenants and agrees that it will honor all Notices of Exercise with respect to Shares subject to a Call Notice that are tendered through 6:30 p.m. (New York City time) on the Call Date.  The parties agree that any Notice of Exercise delivered following a Call Notice which calls less than all the Shares shall first reduce to zero the number of Shares subject to such Call Notice prior to reducing the remaining Shares available for purchase under this Warrant.  For example, if (A) this Warrant then permits the Purchaser to acquire 100 Shares, (B) a Call Notice pertains to 75 Shares, and (C) prior to 6:30 p.m. (New York City time) on the Call Date the Purchaser tenders a Notice of Exercise in respect of 50 Shares, then (x) on the Call Date the right under this Warrant to acquire 25 Warrant Shares will be automatically cancelled, (y) the Company, in the time and manner required under this Warrant, will have issued and delivered to the Purchaser 50 Shares in respect of the exercises following receipt of the Call Notice, and (z) the Purchaser may, until the Termination Date, exercise this Warrant for 25 Shares (subject to adjustment as herein provided and subject to subsequent Call Notices).  Subject again to the provisions of this Section 2(d), the Company may deliver subsequent Call Notices for any portion of this Warrant for which the Purchaser shall not have delivered a Notice of Exercise.  Notwithstanding anything to the contrary set forth in this Warrant, the Company may not deliver a Call Notice or require the cancellation of this Warrant (and any such Call Notice shall be void), unless, from the beginning of the Measurement Period through the Call Date, (1) the Company shall have honored in accordance with the terms of this Warrant all Notices of Exercise delivered by  6:30 p.m. (New York City time) on the Call Date, and (2) a registration statement shall be effective as to all Shares and the Prospectus thereunder available for use by the Purchaser for the resale of all such Shares, and (3) the Common Stock shall be listed or quoted for trading on a trading market.  The Company’s right to call the Warrants under this Section 2(d) shall be exercised ratably among all of the holders of Warrants, including the Purchaser, based on the number of Shares initially exercisable pursuant to each of the Warrants.

(e)           Taxes.  The Purchaser shall be responsible for any tax or other charge of whatever nature in respect of the exercise of this Warrant, and the delivery of certificates or other instruments representing such Shares.

3.           Adjustment of Exercise Price and Number of Shares.

(a)           Adjustment for Reclassification, Consolidation or Merger.  If while this Warrant, or any portion hereof, remains outstanding and unexpired there shall be (i) a reorganization or recapitalization (other than a combination, reclassification, exchange or subdivision of shares otherwise provided for herein), (ii) a merger or consolidation of the Company with or into another corporation or other entity in which the Company shall not be the surviving entity, or a reverse merger in which the Company shall be the surviving entity but the shares of the Company’s capital stock outstanding immediately prior to the merger are converted by virtue of the merger into other property, whether in the form of securities, cash or otherwise, or (iii) a sale or transfer of the Company’s properties and assets as, or substantially as, an entirety to any other corporation or other entity in one transaction or a series of related transactions, then, as a part of such reorganization, recapitalization, merger, consolidation, sale or transfer, unless otherwise directed by the Purchaser, all necessary or appropriate lawful provisions shall be made so that the Purchaser shall thereafter be entitled to receive upon exercise of this Warrant, during the period specified herein and upon payment of the Exercise Price then in effect, the greatest number of shares of capital stock or other securities or property that a holder of the Shares deliverable upon exercise of this Warrant would have been entitled to receive in such reorganization, recapitalization, merger, consolidation, sale or transfer if this Warrant had been exercised immediately prior to such reorganization, recapitalization, merger, consolidation, sale or transfer, all subject to further adjustment as provided in this Section 3.  If the per share consideration payable to the Purchaser for Shares in connection with any such transaction is in a form other than cash or marketable securities, then the value of such consideration shall be determined in good faith by the Company’s Board of Directors (the “Board of Directors”).  The foregoing provisions of this paragraph shall similarly apply to successive reorganizations, recapitalizations, mergers, consolidations, sales and transfers and to the capital stock or securities of any other corporation that are at the time receivable upon the exercise of this Warrant.  In all events, appropriate adjustment shall be made in the application of the provisions of this Warrant with respect to the rights and interests of the Purchaser after the transaction, to the end that the provisions of this Warrant shall be applicable after that event, as near as reasonably may be, in relation to any shares or other property deliverable or issuable after such reorganization, recapitalization, merger, consolidation, sale or transfer upon exercise of this Warrant.

(b)           Adjustments for Split, Subdivision or Combination of Shares.  If the Company shall at any time subdivide (by any stock split, stock dividend, recapitalization, reorganization, reclassification or otherwise) the shares of Series A Convertible Preferred Stock subject to acquisition hereunder, then, after the date of record for effecting such subdivision, the Exercise Price in effect immediately prior to such subdivision will be proportionately reduced and the number of shares of Series A Convertible Preferred Stock  subject to acquisition upon exercise of the Warrant will be proportionately increased.  If the Company at any time combines (by reverse stock split, recapitalization, reorganization, reclassification or otherwise) the shares of Series A Convertible Preferred Stock subject to acquisition hereunder, then, after the record date for effecting such combination, the Exercise Price in effect immediately prior to such combination will be proportionately increased and the number of shares of Series A Convertible Preferred Stock subject to acquisition upon exercise of the Warrant will be proportionately decreased.

(c)           Adjustments for Dividends in Stock or Other Securities or Property.  If while this Warrant, or any portion hereof, remains outstanding and unexpired, the holders of any class of securities as to which purchase rights under this Warrant exist at the time shall have received or, on or after the record date fixed for the determination of eligible stockholders, shall have become entitled to receive, without payment therefor, other or additional stock or other securities or property (other than cash) of the Company by way of dividend, then and in each case, this Warrant shall represent the right to acquire, in addition to the number of shares of such class of security receivable upon exercise of this Warrant, and without payment of any additional consideration therefor, the amount of such other or additional stock or other securities or property (other than cash) of the Company that such holder would hold on the date of such exercise had it been the holder of record of the class of security receivable upon exercise of this Warrant on the date hereof and had thereafter, during the period from the date hereof to and including the date of such exercise, retained such shares and/or all other additional stock available to it as aforesaid during said period, giving effect to all adjustments called for during such period by the provisions of this Section 3.

(d)           Notice of Adjustments.  Upon any increase or decrease in the number of Shares purchasable upon the exercise of this Warrant, then, and in each such case, the Company, within 30 days thereafter, shall give written notice thereof to the Purchaser at the address of such Purchaser as shown on the books of the Company, which notice shall state the increased or decreased number of Shares purchasable upon the exercise of this Warrant, setting forth in reasonable detail the method of calculation of each.

4.           Notices.  All notices, requests, consents and other communications required or permitted under this Warrant shall be in writing and shall be deemed delivered (i) three business days after being sent by registered or certified mail, return receipt requested, postage prepaid or (ii) one business day after being sent via a reputable nationwide overnight courier service guaranteeing next business day delivery, in each case to the intended recipient as set forth below:

If to the Company to:

Cambridge Holdings, Ltd.
106 S. University Blvd., #14
Denver, CO  80209
Attention:  Jeffrey McGonegal, Chief Financial Officer
Facsimile: 303-722-4011

If to the Purchaser at its address as furnished in the Securities Purchase Agreement.

Either party may give any notice, request, consent or other communication under this Warrant using any other means (including personal delivery, messenger service, telecopy, first class mail or electronic mail), but no such notice, request, consent or other communication shall be deemed to have been duly given unless and until it is actually received by the party for whom it is intended.  Either party may change the address to which notices, requests, consents or other communications hereunder are to be delivered by giving the other party notice in the manner set forth in this Section 4.

5.           Legends.  Each certificate evidencing the Shares issued upon exercise of this Warrant shall be stamped or imprinted with a legend substantially in the following form:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER APPLICABLE FEDERAL AND STATE SECURITIES LAWS OR PURSUANT TO AN APPLICABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, WHICH OPINION SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY.

6.           Removal of Legend.  Upon request of a holder of a certificate with the legends required by Section 5 hereof, the Company shall issue to such holder a new certificate therefor free of any transfer legend, if, with such request, the Company shall have received an opinion of counsel satisfactory to the Company in form and substance to the effect that any transfer by such holder of the Shares evidenced by such certificate will not violate the Act or any applicable state securities laws.

7.           Fractional Shares.  No fractional Shares will be issued in connection with any exercise hereunder.  Instead, the Company shall round up, as nearly as practicable to the nearest whole Share, the number of Shares to be issued.

8.           Rights of Stockholders.  Except as expressly provided in Section 3(c) hereof, the Purchaser, as such, shall not be entitled to vote or receive dividends or be deemed the holder of the Shares or any other securities of the Company that may at any time be issuable on the exercise hereof for any purpose, nor shall anything contained herein be construed to confer upon the Purchaser, as such, any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action (whether upon any recapitalization, issuance of stock, reclassification of stock, change of par value, consolidation, merger, conveyance, or otherwise) or to receive notice of meetings, or otherwise until this Warrant shall have been exercised and the Shares purchasable upon the exercise hereof shall have been issued, as provided herein.

9.           Miscellaneous.

(a)           This Warrant and disputes arising hereunder shall be governed by and construed and enforced in accordance with the laws of the State of Delaware applicable to agreements made and to be performed wholly within such State, without regard to its conflict of law rules.

(b)           The headings in this Warrant are for purposes of reference only, and shall not limit or otherwise affect any of the terms hereof.

(c)           The covenants of the respective parties contained herein shall survive the execution and delivery of this Warrant.

(d)           The terms of this Warrant shall be binding upon and shall inure to the benefit of any successors or permitted assigns of the Company and of the Purchaser and of the Shares issued or issuable upon the exercise hereof.

(e)           This Warrant and the other documents delivered pursuant hereto constitute the full and entire understanding and agreement between the parties with regard to the subject hereof.

(f)           The Company shall not, by amendment of the Certificate of Incorporation or Bylaws, or through any other means, directly or indirectly, avoid or seek to avoid the observance or performance of any of the terms of this Warrant and shall at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the Purchaser contained herein against impairment.

(g)           Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and, in the case of any such loss, theft or destruction, upon delivery of an indemnity agreement reasonably satisfactory in form and amount to the Company, or, in the case of any such mutilation, upon surrender and cancellation of such Warrant, the Company, at its expense, will execute and deliver to the Purchaser, in lieu thereof, a new Warrant of like date and tenor.

(h)           This Warrant and any provision hereof may be amended, waived or terminated only by an instrument in writing signed by the Company and the Purchaser.

[Signature Page Follows]

IN WITNESS WHEREOF, the Company has caused this Warrant to be signed by its duly authorized officer.

CAMBRIDGE HOLDINGS, LTD.

By
Name: Jeffrey McGonegal
Title: Chief Financial Officer

Exhibit A
NOTICE OF EXERCISE

TO:           Cambridge Holdings, Ltd.
 Attention:  Chief Financial Officer

The undersigned hereby elects to purchase _______________ shares (the “Shares”) of Common Stock of Cambridge Holdings, Ltd. (the “Company”) pursuant to the terms of this Warrant, and tenders herewith payment of the purchase price of such Shares in full.

Please issue a certificate or certificates representing said shares in the name of the undersigned or in such other name as is specified below:

(Name)

(Address)

The undersigned hereby represents and warrants the following:

(a)           He/she/it (i) has such knowledge and experience in financial and business affairs that he/she/it is capable of evaluating the merits and risks involved in purchasing the Shares, (ii) is able to bear the economic risks involved in purchasing the Shares, and (iii) is an “accredited investor,” as defined in Rule 501(a) of Regulation D promulgated under the Securities Act of 1933, as amended;

(b)           In making the decision to purchase the Shares, he/she/it has relied solely on independent investigations made by him/her/it and has had the opportunity to ask questions of, and receive answers from, the Company concerning the Shares, the financial condition, prospective business and operations of the Company and has otherwise had an opportunity to obtain any additional information, to the extent that the Company possess such information or could acquire it without unreasonable effort or expense;

(c)           His/her/its overall commitment to investments that are not readily marketable is not disproportionate to his/her/its net worth and income, and the purchase of the Shares will not cause such overall commitment to become disproportionate; he/she/it can afford to bear the loss of the purchase price of the Shares;

(d)           He/she/it has no present need for liquidity in his/her/its investment in the Shares; and

(e)           He/she/it acknowledges that the transaction contemplated in connection with the purchase of the Shares has not been reviewed or approved by the Securities and Exchange Commission or by any administrative agency charged with the administration of the securities laws of any state, and that no such agency has passed on or made any recommendation or endorsement of any of the securities contemplated hereby.

(Signature and Date)